EXHIBIT 11

                            SYNOVUS FINANCIAL CORP.

                           COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                     (In thousands, except per share data)
                                  (Unaudited)


                                    Three Months Ended June 30, 2002         Three Months Ended June 30, 2001
                                 ------------------------------------     ------------------------------------
                                    Net        Average    Net Income         Net       Average    Net Income
                                   Income       Shares     per Share       Income       Shares     Per Share
                                 ---------    ---------  -----------      ----------  ---------   -----------
EPS - Basic                   $     85,895      295,629   $     0.29      $  75,615     290,315 $       0.26


Effect of dilutive options                        4,653                                   5,903
                                                -------                                 -------


EPS - Diluted                 $     85,895      300,282   $     0.29      $  75,615     296,218 $       0.26
                                 =========    =========  ===========      ==========  =========   ===========


                                    Six Months Ended June 30, 2002           Six Months Ended June 30, 2001
                                 -----------------------------------      -----------------------------------
                                    Net        Average    Net Income         Net       Average    Net Income
                                   Income       Shares     Per Share       Income       Shares     Per Share
                                 ---------    ---------  -----------      ----------  ---------   -----------
EPS - Basic                   $    168,647      295,280   $     0.57      $ 147,500     289,018 $       0.51


Effect of dilutive options                        4,753                                   5,723
                                 ---------    ---------                   ----------  ---------



EPS - Diluted                 $    168,647      300,033   $     0.56      $ 147,500     294,741 $       0.50
                                 =========    =========  ===========      ==========  =========   ===========
